EXHIBIT 10.12

May 23, 2018

Dear Zach,

The Hillman Group, Inc. is pleased to offer you a new position with our company. The following are the terms of our offer to you for the position of Chief Information & Global Sourcing Officer.

Projected Date of Transfer: June 1, 2018

Base Pay:	$12,692.31 paid bi-weekly ($330,000 annually)

Bonus Program:
The 2018 bonus program offers the opportunity to earn a bonus based on corporate performance. Your target bonus will be 50% of your base pay. Your bonus payout for 2018 will be prorated to reflect the increase in your incentive target. Additionally, bonus payout will vary up or down based on corporate performance. You must be on the payroll when the bonus is paid to qualify. Payment is typically made during the latter part of the first quarter of the following calendar year.

Group Benefits:        There are no changes to your benefits associated with this new assignment.

This letter shall constitute an addendum to your Employment Agreement dated November 15, 2016. Always feel free to contact Human Resources if you have any questions.

Sincerely,

Kim Corbitt
Chief Human Resource Officer

Cc:    Greg Gluchowski

I accept the offer as outlined above.

/s/ Zachary Sherburne
Candidate Signature